Exhibit 10.26

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. ANY PROPOSED TRANSFER OR RESALE OF SUCH SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE EFFECT THAT SUCH TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THE EXERCISE OF ANY RIGHTS OR REMEDY UNDER THIS NOTE ARE SUBJECT AND SUBORDINATED TO THE PROVISIONS OF THE LOAN AND SECURITY AGREEMENT, DATED AS OF MARCH 31, 2015, BY AND AMONG OXFORD FINANCE LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS COLLATERAL AGENT, THE LENDERS PARTY THERETO FROM TIME TO TIME AND THE COMPANY, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME, IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT (“SUBORDINATION AGREEMENT”) DATED AS OF MAY 20, 2019 BY AND AMONG OXFORD FINANCE LLC, HOLDER AND THE OTHER PARTIES THERETO, AS ACKNOWLEDGED AND AGREED BY THE COMPANY (AS DEFINED HEREIN). IN THE EVENT OF A CONTRADICTION BETWEEN THE TERMS HEREOF AND THE TERMS OF THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL PREVAIL.

INHIBRX, INC.

CONVERTIBLE PROMISSORY NOTE

$40,000,000.00	Made as of May 20, 2019

Subject to the terms and conditions of this Note, for value received, Inhibrx, Inc., a Delaware corporation (the “Company”), with its principal office located at 11025 N Torrey Pines Rd #200, La Jolla, CA 92037, hereby promises to pay to the order of DRAGSA 50 LLC or registered assigns (“Holder”) expressly permitted hereunder, on the Maturity Date (or such earlier date as may be required or permitted by this Note), if not earlier converted in accordance with this Note, the principal sum of Forty Million U.S. Dollars and No Cents ($40,000,000.00), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest accrued on the unpaid principal amount at a rate of 1.50% per month. Interest shall begin to accrue on February 15, 2020 (with each monthly period ending on the 15th of each month) and shall continue to accrue on the outstanding principal until the entire Balance is paid (or converted, as provided in Section 6), and, for any partial month, shall be computed based on the actual number of days elapsed in such month. It is understood that Holder shall have the right to convert this Note pursuant to Section 6.2.3 in lieu of repayment at the Maturity Date.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of May 20, 2019 (the “Purchase Agreement”), by and among the Company and the original holder of this Note and is subject to the provisions of the Purchase Agreement. The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees.

1.    DEFINITION. The following definitions shall apply for purposes of this Note.

“Affiliate” means with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital, private equity or other investment fund or account now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Persons applied to any Person.

“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in New York, New York.

“Charter” means the Company’s Third Amended and Restated Certificate of Incorporation.

“Closing” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Conversion Price” means:

(a) with respect to a Mandatory Financing Conversion (as defined below), the lesser of (i) the price per share of the equity securities sold by the Company in a Mandatory Financing (as defined below), multiplied by the Discount Factor (as defined below), and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of immediately prior to the closing of such Mandatory Financing, on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the conversion and/or exercise as of the closing of such Mandatory Financing (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for Common Stock, whether or not issuable, convertible or then subject to vesting or other conditions upon such conversion or exercise; but specifically excluding (i) shares issued in the Mandatory Financing and (ii) shares issuable to Holder upon the conversion of the Note and the further conversion of the Conversion Shares (as defined below) issued upon such conversion of the Note), (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, including any increase thereto contemplated in connection with the Mandatory Financing, and (C) any other equity securities included in the denominator for determining the price per share of the Mandatory Conversion Securities (as defined below), but specifically excluding shares issued by the Company in the Mandatory Financing;

(b) with respect to an Optional Financing Conversion (as defined below), the lesser of (i) the price per share of the equity securities sold by the Company in an Optional Financing (as defined below) (or in the case of a Direct Listing (as defined below), the first closing price of the equity securities on their first trading day), multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of immediately prior to the closing of such Optional Financing, on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of such Optional Financing (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for such Common Stock, whether or not issued, convertible or then subject to vesting or other conditions upon such conversion or exercise; but specifically excluding (i) shares issued in such bona fide equity financing and (ii) shares issuable to Holder upon the conversion of the Note in such Optional Financing Conversion and the further conversion of the Conversion Shares issued upon such conversion of the Note, (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, including any increase thereto contemplated in connection with the applicable financing, and (C) any other equity securities included in the denominator for determining the price per share of the equity securities sold by the Company in the applicable bona fide equity financing, but specifically excluding shares issued by the Company in the applicable financing itself;

(c) with respect to a Maturity Date Conversion (as defined below), the lesser of (i) the lowest price per share at which the Company issued the Company’s then-most Senior equity securities, multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of such Maturity Date Conversion on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the Maturity Date (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for such Common Stock, whether or not issued, convertible or then subject to vesting or other conditions upon such conversion or exercise); but specifically excluding shares issuable to Holder upon the conversion of the Note in such Maturity Date Conversion and the further conversion of the Conversion Shares issued upon such conversion of the Note, and (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans as of such Maturity Date Conversion;

(d) with respect to an Extraordinary Event Conversion (as defined below), the lesser of (i) the price per share to be received by the Company’s then-most Senior equity securities in the applicable acquisition, multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of the applicable Deemed Liquidation Event on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of such Deemed Liquidation Event of all other securities that are then so convertible into and/or exercisable for such Common Stock (excluding shares issuable upon conversion of the Note), whether or not then subject to vesting or other conditions upon such conversion or exercise), but specifically excluding (i) equity securities reserved for issuance under the Company’s equity incentive or similar plans which are not then underlying any promised or outstanding equity grants and (ii) shares issuable to Holder upon the conversion of the Note in such Extraordinary Event Conversion and the further conversion of the Conversion Shares issued upon such conversion of the Note, and (B) all other promised grants of Common Stock to any Person, but specifically excluding from this clause (y) any outstanding or promised securities that (1) do not receive consideration in the applicable Deemed Liquidation Event and (2) are extinguished or cancelled without being substituted for, exchanged or converted into securities of the acquirer or successor, as applicable, in such Deemed Liquidation Event; and

(e) with respect to a Qualified IPO Conversion (as defined below), the lesser of (i) a price per share equal to the per-share selling price at which Common Stock is issued to the public in a Qualified IPO multiplied by the Discount Factor, and (ii) a price per share equal to the quotient of (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of the closing of such Qualified IPO on an as-converted, as-exercised basis (including specifically in such denominator (A) all shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of the Qualified IPO (and immediately prior to the conversion of the Note) of all securities (outstanding or promised) that are convertible into or exercisable for Common Stock, whether or not issuable, convertible or then subject to vesting or other conditions upon such conversion or exercise; but excluding shares issuable to Holder upon the conversion of the Note in such Qualified IPO Conversion and (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, excluding any increase thereto contemplated in connection with the Qualified IPO and excluding shares of Common Stock issued by the Company in the Qualified IPO and excluding specifically in such denominator any securities issued pursuant to a private placement consummated concurrently upon the closing of the Qualified IPO).

“Conversion Shares” means (a) with respect to a Mandatory Financing Conversion, the Company’s capital stock that is sold by the Company in such Mandatory Financing, (b) with respect to an Optional Financing Conversion, the Company’s capital stock that is issued or sold by the Company in such Optional Financing, (c) with respect to a Maturity Date Conversion, the Company’s then-most Senior equity securities at the time of such Maturity Date Conversion, (d) with respect to an Extraordinary Event Conversion, the Company’s then-most Senior equity securities at the time of such Extraordinary Event Conversion, and (e) with respect to a Qualified IPO Conversion, the equity securities issued in the Qualified IPO.

“Deemed Liquidation Event” has the meaning set forth in Article IV(B)(2) of the Charter.

“Direct Listing” means any public listing of equity securities of the Company on any securities exchange other than an IPO.

“Discount Factor” means one minus the Discount Rate.

“Discount Rate” means a discount equal to:

(a)	with respect to an Extraordinary Event Conversion, Maturity Date Conversion, Optional Financing Conversion or Qualified IPO Conversion, 10%; or

(b)	with respect to a Mandatory Financing Conversion, 15%.

“Event of Default” has the meaning set forth in Section 5.

“Financing Document” means each of this Note, the Purchase Agreement, and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“IPO” means the Company’s firm commitment underwritten public offering of its Common Stock or other equity securities to the public under the Securities Act.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts, contract rights and conditional sale and other title retention agreements) owned by the Company or any of its subsidiaries.

“Lost Note Documentation” means documentation reasonably satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Maturity Date” means the earliest of (a) the third (3rd) anniversary of the Note, (b) the consummation of a Deemed Liquidation Event, or (c) the time at which the Balance of this Note is due and payable upon an Event of Default; provided, however, that if the Event of Default is capable of being, and is, cured as permitted in this Note, the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (c).

“Note” means this Convertible Promissory Note.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with applicable accounting principles; (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the (x) aggregate principal amount of indebtedness secured by such Liens is otherwise permitted to be incurred under this Note and does not exceed the costs of the equipment so acquired and (y) the Liens are created within 180 days of acquisition of such equipment and are confined solely to the equipment or property so acquired and improvements thereon; (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that (x) any extension, renewal or refinancing Lien shall be limited to the property encumbered by the existing Lien, (y) the refinancing indebtedness has a maturity no earlier than the indebtedness being refinanced and (z) the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole and (vii) any Liens created pursuant to the Senior Loan Documents or the exercise of the Senior Lender’s rights thereunder.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Qualified IPO” has the meaning set forth in Article IV(B)(5) the Charter.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior” means, with respect to equity securities of the Company, the equity securities having the greatest economic rights and preferences with respect to dividends, liquidation, redemption, anti-dilution and conversion, taken as a whole.

“Senior Lender” means, individually and collectively, jointly and severally, Oxford Finance LLC, a Delaware limited liability company and any and all other lenders party thereto.

“Senior Loan Documents” means the Loan and Security Agreement, dated as of March 31, 2015, by and among Oxford Finance LLC, a Delaware limited liability company, as collateral agent, the lenders party thereto from time to time and the Company, as the same may from time to time be amended, modified, supplemented or restated, any other agreement entered into by the Company and Senior Lender in connection therewith (all as amended, restated, or otherwise modified) and the Subordination Agreement (as amended, restated, or otherwise modified).

2.    PAYMENT AT MATURITY DATE; INTEREST. If this Note has not been previously converted in whole (as provided in Section 6), then, upon the election of Holder, the outstanding Balance shall be due and payable in full on or after the Maturity Date. Payment on this Note shall be made at such time and place as the Company and Holder mutually agree by wire transfer to a bank account designated by Holder, in lawful money of the United States.

3.    NO PREPAYMENT. Except with regard to the conversion of this Note under Section 6, the Company may not pay any unpaid Balance of this Note before it becomes due without the prior written consent of Holder.

4.    NOTE PARI PASSU; APPLICATION OF PAYMENTS. The Note shall be senior in right of payment to any equity securities of the Company and any existing and future obligations of the Company expressly subordinated in right of payment to the Note and at least pari passu in right of payment with all other unsecured, unsubordinated obligations of the Company, except as otherwise required by applicable law. Subject to Section 6 and the foregoing provisions of this Section, all payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. If after all applications of such payments have been made as provided in this Section, then the remaining amount of such payment that are in either case in excess of the Balance of the outstanding Note, shall be returned to the Company.

5.    EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” hereunder:

(a)    the Company fails to make any payment of principal and interest when due under the Note on the applicable due date, if continuing for a period of more than ten (10) Business Days;

(b)    a default by the Company on any material indebtedness;

(c)    the Company or any material subsidiary (i) consents to the appointment of a receiver or similar official for any part of the Company’s property or assets, (ii) makes a general assignment for the benefit of creditors, (iii) consents to becoming a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or other applicable bankruptcy laws or (iv) commences a voluntary case or similar proceeding under any bankruptcy, insolvency or similar law;

(d)    an involuntary case or proceeding is commenced against the Company or any material subsidiary of the Company with respect to its debts under any bankruptcy, insolvency or similar law seeking the appointment of a receiver for any material part of the Company’s or any material subsidiary of the Company’s property or assets or the Company or any material subsidiary of the Company otherwise becomes the subject of any bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation, and such involuntary case or proceeding is not discharged or remains unstayed or undismissed within ninety (90) days of commencement;

(e)    the Company materially breaches any covenant set forth in Section 8 and does not cure such breach within fifteen (15) days after written notice thereof has been given by or on behalf of Holder to the Company (or such breach is incapable of being cured);

(f)    any representation or warranty of the Company in any Financing Document being incorrect, false or misleading in any material respect as of the date it was made or deemed made; or

(g)    the Company’s Board of Directors (or other governing body) or equity holders adopt a resolution for the liquidation, dissolution or winding up of the Company;

The Company shall promptly provide notice to Holder of the breach of any covenant set forth in Section 8 hereof. Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (i) in the case of any Event of Default under Sections 5(c), 5(d) or 5(g), become immediately due and payable in full without further notice or demand by Holder and (ii) in the case of any Event of Default other than under Section 5(c), 5(d) or 5(g), become immediately due and payable upon written notice by or on behalf of Holder to the Company.

6.    CONVERSION.

6.1    Conversion in a Qualified IPO. If the Company has not paid the entire Balance, or this Note has not otherwise converted pursuant to Section 6.2, before the consummation of a Qualified IPO, then, at the closing of a Qualified IPO, the entire Balance then outstanding shall automatically be cancelled and converted (such conversion, the “Qualified IPO Conversion”) into that number of Conversion Shares obtained by dividing (a) the entire Balance by (b) the Conversion Price then in effect. Such conversion shall be deemed to occur under this Section 6.1 as of immediately prior to the closing of the Qualified IPO, without regard to whether Holder has then delivered to the Company this Note (or the Lost Note Documentation where applicable) or executed any other documents required to be executed by the investors purchasing the Conversion Shares in the Qualified IPO. The Company shall give Holder not less than fifteen (15) days advance notice of the anticipated consummation of a Qualified IPO Conversion.

6.2    Conversion Other than in a Qualified IPO.

6.2.1    Mandatory Financing Conversion. Upon the initial closing (the “Mandatory Conversion Date”) of any bona fide equity financing transaction consummated after the Closing (excluding any IPO and any Direct Listing of the Company’s equity on any securities exchange) in which (a) the Company raises at least $50 million in aggregate gross proceeds, (b) at least 50% of such aggregate gross proceeds are not funded by existing stockholders (or Affiliates thereof), including Holder, of the Company or its Affiliates, and (c) the equity securities issued in such financing transaction (the “Mandatory Conversion Securities”) rank senior to all other equity securities of the Company then outstanding with respect to rights upon liquidation, winding up or dissolution of the Company and other economic rights (a “Mandatory Financing”), the entire Balance then outstanding shall automatically be cancelled and converted (such conversion, a “Mandatory Financing Conversion”) into that number of Conversion Shares obtained by dividing (i) the entire Balance by (ii) the applicable Conversion Price then in effect. The Mandatory Financing Conversion shall be deemed to have occurred as of close of business on the Mandatory Conversion Date. Such conversion shall be deemed to occur under this Section 6.2.1 as of the Mandatory Conversion Date, without regard to whether Holder has then delivered to the Company this Note (or Lost Note Documentation). The Company shall give Holder at least fifteen (15) days advance notice of the anticipated consummation of a Mandatory Financing.

6.2.2    Optional Financing Conversion. Upon the initial closing (the “Optional Conversion Date”) of any bona fide equity financing transaction consummated after the Closing that is not a Mandatory Financing (an “Optional Financing”), provided that this shall exclude any Qualified IPO but may include without limitation any Direct Listing, the entire Balance then outstanding shall be cancelled and converted (an “Optional Financing Conversion”) at the sole option and discretion of Holder, pursuant to a written election of Holder, into that number of Conversion Shares obtained by dividing (i) the entire Balance by (ii) the applicable Conversion Price then in effect. The Optional Financing Conversion shall be deemed to have occurred as of close of business on the Optional Conversion Date. The Company shall give Holder at least fifteen (15) days advance notice of the anticipated consummation of an Optional Financing. Such conversion shall be deemed to occur under this Section 6.2.2 as of the Optional Conversion Date without regard to whether Holder has then delivered to the Company this Note (or Lost Note Documentation).

6.2.3    Maturity Date Conversion. At any time on or after the Maturity Date (other than maturity in connection with a Deemed Liquidation Event) (such conversion, the “Maturity Date Conversion”), the entire Balance then outstanding shall be converted at the sole option and discretion of Holder, pursuant to a written election of Holder, into that number of Conversion Shares obtained by dividing (i) the entire Balance by (ii) the applicable Conversion Price then in effect. The Maturity Date Conversion shall be deemed to have occurred as of close of business on the Maturity Date. Such conversion shall be deemed to occur under this Section 6.2.3 without regard to whether Holder has then delivered to the Company this Note (or Lost Note Documentation).

6.2.4    Extraordinary Event Conversion. If at any time while any Balance remains outstanding, the Company effects a Deemed Liquidation Event, Holder may elect in writing to convert all (but not less than all) of the Balance of the Note then outstanding into Conversion Shares at the applicable Conversion Price contingent upon the completion of such Deemed Liquidation Event (such conversion, the “Extraordinary Event Conversion”). The Company agrees that it shall give Holder at least ten (10) days advance notice of the anticipated closing of such Deemed Liquidation Event transaction (the “Deemed Liquidation Event Notice”). After receiving a Deemed Liquidation Event Notice, Holder shall make any such election by delivering written notice to the Company no later than three (3) days before the anticipated closing of the Deemed Liquidation Event as stated in such Deemed Liquidation Event Notice, and if such notice is timely made, the Extraordinary Event Conversion shall be deemed to have occurred immediately prior to effectiveness of the Deemed Liquidation Event. If Holder does not timely deliver to the Company such written notice, then the conversion right under this Note shall terminate upon the closing of such Deemed Liquidation Event.

6.3    Other Conversion Mechanics. Upon any conversion of this Note, Holder hereby agrees to execute and deliver to the Company all transaction documents entered into by other investors participating in any transaction triggering conversion of this Note, if applicable, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions; in each case subject to Holder’s consent that such documents are reasonable in form and substance, such consent to not be unreasonably withheld, conditioned or delayed. Holder also agrees to deliver the original of this Note or Lost Note Documentation at the closing of the event triggering such conversion for cancellation; provided, however, that upon the closing of the event triggering conversion of this Note, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

6.4    Termination of Rights. Except for the right to obtain certificates representing the Conversion Shares under Section 7, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance of the Note as provided in Section 6.1 or 6.2, whichever is applicable. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company (or Lost Note Documentation where applicable) as soon as practicable after conversion.

7.    CERTIFICATES; NO FRACTIONAL SHARES. Subject to Section 6.4, as soon as practicable after conversion of this Note pursuant to Section 6.1 or 6.2, as applicable, the Company at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of Conversion Shares to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Charter and by any agreement between the Company and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note, a fraction of a share would otherwise be issued, then in lieu of such fractional shares, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

8.    COVENANTS.

8.1    Negative Covenants.

The Company shall not (and shall cause each of its subsidiaries not to) without the prior written consent of Holder (in addition to any other written consent or vote required to be obtained from stockholders or the Company’s Board of Directors):

(a)    declare or pay any dividends or other distributions on any equity securities, including any dividends or distributions of non-cash assets or equity, other than a dividend on shares of Common Stock payable solely in Common Stock;

(b)    redeem or repurchase any securities held by Persons other than the Company or any wholly-owned subsidiary of the Company, except for repurchases of Company equity securities at cost (or where required, the lower of cost or fair market value) upon termination of service pursuant to agreements approved by the Board of Directors of the Company;

(c)    make any advance (other than advances for travel and other out-of-pocket expenses in the ordinary course of business), loan, extension of credit (by guaranty or otherwise, but excluding customary trade credit) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities (other than short-term treasury securities), or any assets constituting a business unit of, or make any other investment in, any Person (other than a wholly-owned subsidiary of the Company);

(d)    acquire any other Person (or multiple Persons in a series of related transactions), including by merger, purchase of all or substantially all of the assets or equity, or (outside the ordinary course of business) engage in any other form of business acquisition, investment transaction, loan or extension of credit, the deemed value of all of such purchase, investment, loan, extension of credit and acquisition transactions in the aggregate is in excess of $5,000,000;

(e)    create, incur, authorize the creation of, issue or authorize the issuance of, or permit any subsidiary to take any such action with respect to, any indebtedness for money borrowed (excluding customary trade payables), except as may be permitted or allowed pursuant to the the Senior Loan Documents.

(f)    create, incur or grant any Lien, pledge or other security interest in the assets of the Company or its subsidiaries, other than Permitted Liens, or otherwise sell, transfer or dispose of assets of the Company or its subsidiaries (including any pledge of the equity of any subsidiary), other than, in each case, any sales, transfers or dispositions in the ordinary course of business or as may be permitted or allowed pursuant to the Senior Loan Documents;

(g)    sell, transfer or dispose of any assets of the Company or any of its subsidiaries, in any case, outside the ordinary course of business, except as may be permitted or allowed pursuant to the Senior Loan Documents;

(h)    create any subsidiaries other than those that are wholly owned, directly or indirectly, by the Company or otherwise engage in any merger of the Company with or into another company or other reorganization or recapitalization;

(i)    enter into or consummate any related-party transaction;

(j)    amend the definition of “Deemed Liquidation Event” or “Qualified IPO” in the Charter; or

(k)    amend (i) the definitions of “Major Investor” or “Registrable Securities” or (ii) Section 2.11 (“Market Stand-Off”) in the Restated IRA (as defined in the Purchase Agreement) in a manner that adversely affects Holder; provided, however, that the covenant set forth in this subsection (k) shall terminate and be of no force or effect upon the earlier to occur of: (A) the repayment in full of the Balance then due under this Note; and (B) following a conversion of this Note, at such time as Holder and/or its Affiliates fails to hold at least fifty percent (50%) of the Conversion Shares originally issued upon such conversion.

8.2    Board Observer Rights. For so long as Holder holds any portion of this Note (or, in the event of any conversion, any of the securities issuable in respect of the conversion of the Note), the Company shall invite a representative of Holder to attend all meetings of the Board of Directors in a nonvoting observer capacity and, unless elected otherwise by Holder, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to the Board of Directors at the same time and in the same manner as provided to the Board of Directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney client privilege between the Company and its counsel or would result in disclosure of trade secrets or other highly confidential proprietary information to such representative; provided further, that (a) prior to sharing any material non-public information about third parties the Company shall provide prior written notice describing the nature of such information to Holder’s legal and compliance personnel pursuant to instructions to be shared by Holder and (b) shall not disclose such information to Holder or its Affiliates without prior written authorization from Holder’s legal and compliance personnel.

8.3    Major Investor Rights. For purposes of determining any pro rata calculations in connection with Holder’s rights pursuant to the Restated IRA, it shall be assumed that Holder is permitted to convert the Note pursuant to a Maturity Date Conversion as of the date of the relevant calculation (it being understood that upon an actual conversion Holder will continue to have such rights to the extent of the securities actually received upon conversion on a pro rata basis).

8.4    IPO Investment. Subject to the requirements of applicable securities laws, the Company will use commercially reasonable efforts to cause to be allocated to Holder or its designated Affiliate for purchase $10 million of shares being registered in the IPO at the price per share offered to the public shown in the final prospectus related to the IPO (the “IPO Investment”). The shares sold pursuant to the IPO Investment shall have the same price and be subject to the same conditions as the shares sold in the IPO. Holder shall be entitled to apportion the IPO Investment as it deems appropriate among itself, its Affiliates and, with the consent of the Company and the managing underwriter, a third party.

9.    GENERAL PROVISIONS.

9.1    Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

9.2    Attorneys’ Fees. In the event any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

9.3    Transfer. The rights and obligations under this Note, and any rights or obligations applicable to Holder that are set forth in the Purchase Agreement, may be transferred without any restriction to any Affiliate of the original Holder of this Note, subject to compliance with applicable securities laws. For the avoidance of doubt, the restriction on transfer set forth in this Section 9.3 shall again apply to any subsequent Holder or other transferee with respect to any subsequent transfer of any rights or obligations of this Note and/or the rights and obligations set forth in the Purchase Agreement, to any Person other than an Affiliate of the original Holder of this Note. The rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators, transferees and assigns.

9.4    Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.

9.5    Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

9.6     Notices. Unless otherwise provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (i) when delivered if delivered personally, or, (ii) if sent by overnight express mail, at the earlier of its receipt or two (2) Business Days after deposit with a nationally recognized overnight courier, specifying next day delivery and written verification of receipt or (iii) when sent, if sent by electronic mail during normal business hours of the recipient; if not, then on the next Business Day, or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the respective parties at the address indicated for such party in Section 7.6 of the Purchase Agreement, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

9.7    Amendments and Waivers. This Note may be amended and provisions may be waived by Holder and the Company as provided in Section 7.8 of the Purchase Agreement. Any amendment or waiver effected in accordance with Section 7.8 of the Purchase Agreement shall be binding upon each of Holder at the time outstanding, each future holder of the Note and the Company.

9.8    Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY
INHIBRX, INC.

By:	/s/ Mark Lappe
Name: Mark Lappe
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:
HOLDER
DRAGSA 50 LLC
By: Viking Global Investors LP Its: Non-Member Manager

By:	/s/ Matthew Bloom

Name:	Matthew Bloom

Title:	Associate General Counsel

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE OF INHIBRX, INC.]